Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each of the Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A common shares, no par value per share, of eToro Group Ltd., and that this agreement may be included as an exhibit to such joint filing.

Dated: August 21, 2025

Andalusian Private Capital, LP

/s/ Jeffrey Kaplan
Name:	Jeffrey Kaplan
Title:	Founder

Andalusian SPV III, LP

/s/ Jeffrey Kaplan
Name:	Jeffrey Kaplan
Title:	Founder

Turkoman Partners, LP

/s/ Jeffrey Kaplan
Name:	Jeffrey Kaplan
Title:	Founder